SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG CLS B

                    GAMCO INVESTORS, INC.
                                 5/08/00          204,501-           15.2500
                                 5/08/00        1,826,556-           15.2500
          GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 5/08/00          168,000-           15.2500
                         GABELLI SMALL CAP GROWTH FUND
                                 5/08/00          133,500-           15.2500
                         GABELLI EQUITY TRUST
                                 5/08/00          105,000-           15.2500
                         GABELLI EQUITY INCOME FUND
                                 5/08/00            5,000-           15.2500
                         GABELLI ASSET FUND
                                 5/08/00           93,356-           15.2500
                         GABELLI CAPITAL ASSET FUND
                                 5/08/00           18,000-           15.2500













          (1) THE TRANSACTIONS ON 5/8/00 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.

          (2) PRICE EXCLUDES COMMISSION.